UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012 (May 28, 2012)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2012, Cell Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Engagement Letter”) with Halcyon Cabot Partners, Ltd., as placement agent (the “Placement Agent”), relating to a proposed offering of securities of the Company. A copy of the Engagement Letter is attached hereto as Exhibit 1.1 and incorporated herein by reference.

On May 28, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and an institutional accredited investor (the “Initial Purchaser”). A copy of the form of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Purchase Agreement, the Company has agreed, subject to certain closing conditions, to sell $40 million of shares of its Series 15 Convertible Preferred Stock and warrants to purchase shares of its common stock (and the shares of common stock issuable from time to time upon conversion of the Series 15 Convertible Preferred Stock and exercise or exchange of the warrants) in a registered offering to the Initial Purchaser in two $20 million tranches (the “Offering”).

The Company plans to use the net proceeds from the Offering to finance the purchase price and related fees and expenses of the acquisition of pacritinib from S*BIO Pte Ltd. The Company also plans to use the net proceeds from the Offering for activities related to preparing for the commercial launch of Pixuvri™ in the European Union and for general corporate purposes, which may include, among other things, funding research and development, preclinical and clinical trials, the preparation and filing of new drug applications, the acquisition of complementary businesses, technologies or products and general working capital.

On May 29, 2012, the Company issued 20,000 shares of Series 15 Convertible Preferred Stock (the “Series 15-1 Preferred Stock”) (convertible into an aggregate of 20,000,000 shares of common stock issuable from time to time upon conversion at a conversion price of $1.00 per share) and warrants to purchase up to an aggregate of 13,333,332 shares of common stock with an exercise price per share of $1.092 (the “Initial Closing”) for gross proceeds of $20 million. As of May 30, 2012, 20,000 shares of the Series 15-1 Preferred Stock have been converted and the Initial Purchaser has received 20,000,000 shares of common stock issuable upon conversion.

Subject to certain terms and conditions, the Initial Purchaser has also agreed to purchase and the Company has agreed to sell a second tranche of 20,000 shares of Series 15 Convertible Preferred Stock (the “Series 15-2 Preferred Stock,” and together with the Series 15-1 Preferred Stock, the “Series 15 Preferred Stock”), and warrants to purchase shares of common stock on the 60th day after the Initial Closing for gross proceeds of $20 million (the “Second Closing”). The exercise price of the warrants issued in the Second Closing will equal a 20% premium to the closing bid price of the Company’s common stock on The NASDAQ Capital Market calculated one trading day prior to the date of the Second Closing. The conversion price of the Series 15-2 Preferred Stock shall equal the closing bid price of the Company’s common stock on The NASDAQ Capital Market calculated one trading day prior to the date of the Second Closing, plus $0.08375.

In the event that on the date of the Second Closing, the Initial Purchaser is unable to purchase the entire $20 million because it would cause the Initial Purchaser to own more than 9.9% of the Company’s common stock (excluding other shares beneficially owned by the Initial Purchaser) or due to the Company’s restrictions on issuance, the Initial Purchaser has agreed to fund a minimum of $10 million and in any event the maximum amount of the $20 million the Initial Purchaser can fund under these restrictions. The Company will be subject to restrictions on the sale of securities through 60 days after the date of the Second Closing, subject to certain exceptions. If the Initial Purchaser is unable to fund the entire remaining unfunded balance of the $20 million within 30 days from the Second Closing, the Company will not be subject to any restriction on the issuance of additional securities upon the expiration of such 30 day period. The Company may terminate the agreement if required to maintain its compliance with NASDAQ requirements.

The Series 15 Preferred Stock will automatically convert into shares of common stock in certain circumstances. The Series 15 Preferred Stock will receive dividends in the same amount as any dividends declared and paid on shares of common stock and will have no voting rights on general corporate matters.

All of the warrants issued in the Offering are exercisable beginning on or after the date of issuance and expire five years after the date of issuance. If the stock price is less than the exercise price, the warrants may also be exchanged for shares based on a specified Black-Scholes value formula subject to certain limitations. The Company may instead elect to pay all or some of such value in cash. If the Company elects not to pay in cash, is unable to issue sufficient shares without shareholder approval and has not obtained shareholder approval within 90 days after an exchange notice is received, the Company will issue a note for the unpaid portion of the value payable one year thereafter.

The total number of securities issued may be limited to 19.99% of the shares outstanding on the date prior to the execution and delivery of the Purchase Agreement under certain circumstances and is subject to other issuance limitations.

After completion of the Offering, if the Company’s common stock trades at a price greater than 20% above the exercise price of the warrants (as adjusted for stock splits, stock combinations and the like occurring from and after the issuance date of the warrants) for 20 consecutive trading days and with an average daily trading volume (on all markets on which the common stock is listed) during such 20 consecutive trading days of at least $2,000,000, then, subject to certain exceptions, the Company has the right to require the holders of the warrants to exercise all, but not less than all, of the warrants for cash in accordance with the terms of the warrants.

The Company has agreed to pay Halcyon Cabot Partners, Ltd. a placement agent fee of 5% of the gross proceeds received in the Offering.

A copy of the form of the Series 15-1 Preferred Stock Certificate and Series 15-2 Preferred Stock Certificate are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. A copy of the form of the warrants issuable in the Initial Closing is attached hereto as Exhibit 4.3 and incorporated herein by reference.

All shares of Series 15 Preferred Stock (and the shares of common stock issuable upon conversion of the Series 15 Preferred Stock) and warrants (and the shares of common stock issuable upon exercise or exchange of the warrants, as the case may be) were offered and sold by the Company under its registration statements on Form S-3 (File Nos. 333-161442 and 333-177506), as supplemented by the prospectus supplement dated May 29, 2012 and filed with the Securities and Exchange Commission on May 30, 2012.

The above descriptions of the Engagement Letter, the Purchase Agreement, the Series 15-1 Preferred Stock, the Series 15-2 Preferred Stock and the Warrants are qualified in their entirety by reference to Exhibits 1.1, 10.1, 4.1, 4.2 and 4.3 attached hereto, respectively.

A copy of the opinion of Karr Tuttle Campbell related to the legality of the Series 15 Preferred Stock (and the shares of common stock issuable upon conversion of the Series 15 Preferred Stock) and warrants (and the shares of common stock issuable upon exercise or exchange of the warrants, as the case may be), is attached hereto as Exhibit 5.1.

Item 3.03	Material Modification to Rights of Security Holders.

On May 29, 2012, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation (the “Amended Articles”) with the Secretary of State of the State of Washington, establishing the Series 15-1 Preferred Stock. Each share of Series 15-1 Preferred Stock is entitled to a liquidation preference equal to the initial stated value of $1,000 per share of Series 15-1 Preferred Stock plus any accrued and unpaid dividends before any distribution of assets may be made to holders of capital stock ranking junior to the Series 15-1 Preferred Stock. The Series 15-1 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the common stock or any pari passu or junior securities. The Series 15-1 Preferred Stock is convertible into common stock, at the option of the holder, at an initial conversion price of $1.00 per share, subject to a 9.9% blocker provision. In addition, the Series 15-1 Preferred Stock will automatically convert into common stock (i) on the one-month anniversary of the original issuance date of the Series 15-1 Preferred Stock, (ii) on the date on which 5,000 or less shares of Series 15-1 Preferred Stock remain outstanding, or (iii) immediately upon the adoption by the Board of Directors of the Company of a resolution that it intends to adopt an amendment to the Amended Articles without shareholder approval to effect a reverse stock split of the outstanding common stock and the number of authorized shares of common stock in the same proportions for good faith business reasons. In the event of an automatic conversion, the blocker provision referred to above will increase to 19.99% with no further action by a holder. The Series 15-1 Preferred Stock has no voting rights except as otherwise expressly provided in the Amended Articles or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series 15-1 Preferred Stock are outstanding, the Company cannot amend its Amended Articles, Second Amended and Restated Bylaws or other charter documents so as to materially, specifically and adversely affect the rights of the Series 15-1 Preferred Stock, repay, repurchase or offer to repay or repurchase or otherwise acquire any shares of common stock or junior securities, except in limited circumstances, or authorize or create any class of senior preferred stock, in each case without the affirmative written consent of holders of a majority of the outstanding shares of Series 15-1 Preferred Stock.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 29, 2012, the Company filed the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Articles of Amendment, which were effective as of May 29, 2012, establish and designate the Series 15-1 Preferred Stock and the rights, preferences and privileges thereof.

The description of the Articles of Amendment contained in Item 3.03 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated May 29, 2012, entitled “Cell Therapeutics Announces Institutional Investor to Purchase $40 Million of Convertible Preferred Stock and Warrants to Purchase Common Stock” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Letter Agreement, dated May 28, 2012, by and between Cell Therapeutics, Inc. and Halcyon Cabot Partners, Ltd.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc. (Series 15-1 Preferred Stock).

4.1	Form of Series 15-1 Preferred Stock Certificate.

4.2	Form of Series 15-2 Preferred Stock Certificate.

4.3	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Karr Tuttle Campbell.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated May 29, 2012, entitled “Cell Therapeutics Announces Institutional Investor to Purchase $40 Million of Convertible Preferred Stock and Warrants to Purchase Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: May 31, 2012	By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Letter Agreement, dated May 28, 2012, by and between Cell Therapeutics, Inc. and Halcyon Cabot Partners, Ltd.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc. (Series 15-1 Preferred Stock).

4.1	Form of Series 15-1 Preferred Stock Certificate.

4.2	Form of Series 15-2 Preferred Stock Certificate.

4.3	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Karr Tuttle Campbell.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated May 29, 2012, entitled “Cell Therapeutics Announces Institutional Investor to Purchase $40 Million of Convertible Preferred Stock and Warrants to Purchase Common Stock.”